UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 12, 2018

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.05. Costs Associated with Exit or Disposal Activities.

Cars.com Inc. (“we” or the “Company”) announced on December 12, 2018 a restructuring of our sales team that has eliminated approximately 100 sales positions and reorganized the sales force into teams that are designed to provide the full range of enhanced services to current customers and a more tailored structure to win new customers. These changes reflect the expansion of our business beyond listings to include value-add digital solutions such as innovations from Dealer Inspire, acquired in February 2018, and DealerRater. These changes also reflect the realignment of territories following the conversion of the majority of our affiliate arrangements, resulting in approximately 3,500 dealers being moved into, and now served by, our direct sales channel.

The sales force organization redesign is a result of several months’ planning led by our new Chief Revenue Officer and our VP of Business Transformation, supported by outside consultants and feedback from our dealer customers, to serve our customers more effectively. We are increasing the depth of account management and digital expertise for our larger accounts and augmenting field sales with a higher frequency contact inside sales model for dealers with lower inventory levels. We are also dedicating a team to focus exclusively on new dealer account growth and the addition of specialists to facilitate adoption of user-friendly digital solutions.

We estimate the pre-tax costs for the reduction in force to be in the range of approximately $4 to 5 million, substantially all of which are related to employee severance, which we expect to record in the quarter ending December 31, 2018. Taking into account terminations, transfers and new hires, we expect meaningful cost savings in 2019, which we intend to invest in additional marketing activity to further grow consumer audience and engagement.

Item 2.05 of this Current Report (“Item 2.05”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are identified words such as, “plans,” “expects,” “estimates,” “may,” “believes,” “intends” and other similar words, expressions and formulations. Item 2.05 contains forward-looking statements regarding the timing, and scope of the reduction in force, the amount and timing of the related charges, and the use and impact of any cost savings generated by the reduction in force. Many factors could affect the actual results of the reduction in force, and variances from the Company’s current expectations regarding such factors could cause actual results of the reduction in force to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions; estimates of cash expenditures that may be made by the Company in connection with the reduction in force; the amount, use and impact of any savings generated by the reduction in force. A detailed discussion of these and other risks and uncertainties that could cause the Company’s actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: December 18, 2018	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer